Exhibit 8.2

650 Page Mill Road Palo Alto, CA 94304-1050 PHONE 650.493.9300 FAX 650.493.6811 www.wsgr.com

June 26, 2015

Cyan, Inc.

1383 N. McDowell Blvd., Suite 300

Petaluma, CA 94954

Ladies and Gentlemen:

We have acted as counsel to Cyan, Inc., a Delaware corporation (“Cyan”), in connection with the preparation and execution of the Agreement and Plan of Merger, dated as of May 3, 2015 (the “Agreement”), by and among Ciena Corporation, a Delaware corporation (“Ciena”), Neptune Acquisition Subsidiary, Inc., a Delaware corporation and a direct wholly owned subsidiary of Ciena (“Sub”) and Cyan.

Pursuant to the Agreement, Sub will merge with and into Cyan, with Cyan being the surviving entity (the “First Merger”) and immediately following the First Merger, Cyan will merge with and into Ciena, with Ciena being the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”). The Mergers and certain other matters contemplated by the Agreement are described in the Registration Statement on Form S-4 (the “Registration Statement”) of Ciena, which includes the prospectus/offer to exchange relating to the Mergers (the “Prospectus”). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement or the Registration Statement.

In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed, without any independent investigation or examination thereof (i) that the Mergers will be consummated in accordance with the provisions of the Agreement and in the manner contemplated by the Prospectus and will be effective under applicable state law, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions and other provisions contained in the Agreement without any waiver, breach or amendment thereof; (ii) the continuing truth and accuracy at all times through the Second Effective Time of the statements, representations and warranties made by Ciena, Sub and Cyan in the Agreement or the Prospectus; (iii) the continuing truth and accuracy at all times through the Second Effective Time solely as to the factual matters set forth in the certificates of representations provided to us by Ciena, Sub and Cyan; and (iv) that any such statements, representations or warranties made “to the knowledge” or based on the belief or intention of Ciena, Sub and Cyan or similarly qualified are true and accurate, and will continue to be true and accurate at all times through the Second Effective Time, without such qualification.

AUSTIN     BEIJING     BRUSSELS     HONG KONG     LOS ANGELES     NEW YORK     PALO ALTO     SAN DIEGO

SAN FRANCISCO     SEATTLE     SHANGHAI     WASHINGTON, DC     WILMINGTON, DE

Cyan, Inc.

June 26, 2015

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth in the Registration Statement, we are of the opinion that the Mergers, taken together, will quality as a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Code.

There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Mergers, or that contrary positions may not be taken by the Internal Revenue Service. In the event any of the facts, statements, descriptions, covenants, representations, warranties, or assumptions upon which we have relied is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion does not address the various state, local or non-U.S. tax consequences that may result from the Mergers or the other transactions contemplated by the Agreement and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Mergers or other transactions contemplated by the Agreement except as specifically set forth therein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Merger, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation